Exhibit 11.1

Statement Regarding Calculation of Earnings Per Share

	Basic EPS number of shares	Diluted EPS number of shares	Net Income	Basic EPS	Diluted EPS
3 months ended March 31, 2003	9,520,631	9,825,620	$1,135,098	$0.12	$0.12
3 months ended March 31, 2004	9,640,145	9,942,143	$1,526,586	$0.16	$0.15

	Basic		Diluted
3 months ended March 31, 2003
Average Shares Outstanding	9,520,631		9,520,631
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,948
Net Shares from Option - Plan 2			7,252
Options - Plan 3		404,967
Average Option Price		$6.89
Total Exercise Cost		$2,790,223
Shares Repurchased		213,810
Net Shares from Option - Plan 3			191,157
Options - Plan 4		557,216
Average Option Price		$12.08
Total Exercise Cost		$6,731,169
Shares Repurchased		515,798
Net Shares from Option - Plan 4			41,418
Options - Plan 5 - Omnibus		132,905
Average Option Price		$9.66
Total Exercise Cost		$1,283,862
Shares Repurchased		98,380
Net Shares from Option - Plan 5			34,525
Options - EFA Non-qualified		93,250
Average Option Price		$10.13
Total Exercise Cost		$944,623
Shares Repurchased		72,385
Net Shares from Option - EFA Non-qualified			20,865
Options - CGB Qualified		29,252
Average Option Price		$10.27
Total Exercise Cost		$300,418
Shares Repurchased		23,021
Net Shares from Option - CGB Qualified			6,231
Options - CGB Non-Qualified		22,434
Average Option Price		$10.99
Total Exercise Cost		$246,550
Shares Repurchased		18,893
Net Shares from Option - CGB Non-Qualified			3,541
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		177,636
Net Shares from Option - Moneta			—
Stock Appreciation Rights		69,200
Average SAR Price		$12.05
Total Exercise Cost		$833,860
Shares Repurchased		63,897
Net Shares from SARS			—

Gross Shares	9,520,631		9,825,620
Average Market Price		$13.05

Moneta options and Stock Appreciation Rights are anti-dilutive due to the impact of adjusting net income for the expense associated with each plan during the quarter.

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	Basic		Diluted
3 months ended March 31, 2004
Average Shares Outstanding	9,640,145		9,640,145
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,741
Net Shares from Option - Plan 2			7,459
Options - Plan 3		366,106
Average Option Price		$7.20
Total Exercise Cost		$2,635,963
Shares Repurchased		194,968
Net Shares from Option - Plan 3			171,138
Options - Plan 4		556,835
Average Option Price		$12.28
Total Exercise Cost		$6,837,934
Shares Repurchased		505,764
Net Shares from Option - Plan 4			51,071
Options - Plan 5 - Omnibus		458,664
Average Option Price		$12.27
Total Exercise Cost		$5,627,807
Shares Repurchased		416,258
Net Shares from Option - Plan 5			42,406
Options - EFA Non-qualified		89,250
Average Option Price		$10.13
Total Exercise Cost		$904,103
Shares Repurchased		66,871
Net Shares from Option - EFA Non-qualified			22,379
Options - CGB Qualified		2,002
Average Option Price		$11.67
Total Exercise Cost		$23,363
Shares Repurchased		1,728
Net Shares from Option - CGB Qualified			274
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		171,460
Net Shares from Option - Moneta			—
Stock Appreciation Rights		59,943
Average Stock Appreciation Rights Price		$11.88
Total Exercise Cost		$712,123
Shares Repurchased		52,672
Net Shares from Stock Appreciation Rights			7,271

Gross Shares	9,640,145		9,942,143
Average Market Price		$13.52

Moneta options are anti-dilutive due to the impact of adjusting net income for the expense associated with each plan during the quarter.

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